Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PASSUR Aerospace, Inc. and Subsidiary

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-161791, 333-156657 and 333-172472) of PASSUR Aerospace, Inc. and Subsidiary of our report dated January 13, 2012, relating to the consolidated financial statements which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Melville, New York

January 13, 2012